Exhibit 99.1
FOR IMMEDIATE RELEASE
R.G. BARRY CORPORATION COMPLETES BAGGALLINI ACQUISITION
(PICKERINGTON, Ohio — Friday, April 1, 2011) Accessory products and slipper marketer R.G. Barry Corporation (Nasdaq:DFZ) Thursday finalized its purchase of the principal assets of Portland, OR-based handbag and travel accessories marketer baggallini, Inc.
The previously disclosed $33.75 million cash purchase will be the topic of a special investor conference call/webcast at 11 a.m. Eastern Daylight Time today.
To listen via the Internet, log on to http://www.videonewswire.com/event.asp?id=77847 .
The conference call will also be available at 800.860.2442 (U.S.) and +1.412.858.4600 (international) until five minutes before starting time.
Replays and a written transcript of the call will be posted for up to one year at the Investor Room section of the Company’s Website <www.rgbarry.com>.
baggallini functional handbags, tote bags and travel accessories are sold through a network of thousands of full-price specialty and independent retailers, boutiques, travels stores, catalogs and on-line retailers.
About R.G. Barry Corporation
R.G. Barry Corporation creates and markets lifestyle brands and products that are functional, fashionable and touch consumers. Our brands also include: Dearfoams, the world’s best-known slipper brand and Foot Petals premium insoles and comfort products.
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Contact:	Roy Youst
Director Investor & Corporate Communications
614.729.7225
ryoust@rgbarry.com
13405 Yarmouth Road NW, Pickerington OH 43147 / 614.864.6400 • 800.848.7560 / rgbarry.com

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